Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-126211) of Win Global Markets, Inc.  of our report  dated April 16, 2012, relating  to the  consolidated financial statements included  in this Annual Report on Form 10-K.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel-Aviv, Israel
April 16, 2012